Exhibit 3
EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT, dated as of May 30, 2007, among WELLSFORD REAL PROPERTY, INC., a Maryland corporation (the “Company”), Lloyd Lynford (“Lynford”) and Jon Garfield (“Garfield”, each of Lynford and Garfield individually, with their permitted assigns, a “Shareholder” and together, the “Shareholders”).

RECITALS:

WHEREAS, pursuant to the Merger Agreement, dated as of October 11, 2006 (the “Merger Agreement”), among the Company, Reis Services, LLC and Reis, Inc. (“Reis”), Lynford is acquiring concurrently with the execution and delivery of this Agreement, 1,182,033 shares of the Company’s common stock, par value $0.02 (the “Common Stock”) and Garfield is acquiring 787,080 shares of Common Stock;

WHEREAS, concurrently with execution and delivery of the Merger Agreement, the Company entered into a voting agreement (the “Voting Agreement”) with each of the Shareholders pursuant to which, among other things, each of the Shareholders has agreed, subject to the terms and conditions therein, to vote or deliver written consents with respect to all shares of capital stock of Reis owned by such Shareholder in favor of approval of the Merger Agreement and the transactions contemplated thereby;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Shareholders have entered into a lock-up agreement (the “Lock-up Agreement”) with the Company pursuant to which each Shareholder has agreed not to sell the shares of Common Shares received in the Merger for a period of nine months from the date hereof;

WHEREAS, as an inducement to the Shareholders entering into the Voting Agreement and the Lock-up Agreement, the Shareholders have required that the Company agree, and the Company has agreed, to provide the rights set forth in this Agreement; and

WHEREAS, the consummation of the Closing (as defined in the Merger Agreement) is conditioned upon, among other things, the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual premises, covenants and agreements of the parties hereto, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1

DEFINITIONS

1.1.        Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Adverse Disclosure” means public disclosure of material non-public information, disclosure of which, in the Board’s good faith judgment, after consultation with independent outside counsel to the Company, (i) would be required to be made in the Shelf Registration Statement or any other Registration Statement filed with the SEC by the Company so that the Shelf Registration Statement or such other Registration Statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing of the Shelf Registration Statement or such other Registration Statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliate” has the meaning set forth in Rule 12b-2 under the Exchange Act as in effect on the date hereof.

“AMEX” means the American Stock Exchange LLC.

“Board” means the board of directors of the Company.

“Common Stock” has the meaning set forth in the recitals hereto.

“Company” has the meaning set forth in the preamble hereto and shall include the Company’s successors by merger, acquisition, reorganization or otherwise.

“Company Public Sale” has the meaning set forth in Section 2.3(a).

“Demand Registration” has the meaning set forth in Section 2.2(a).

“Demand Registration Period” has the meaning set forth in Section 2.2(b).

“Demand Registration Suspension” has the meaning set forth in Section 2.2(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Garfield” has the meaning set forth in the preamble hereto.

“Lynford” has the meaning set forth in the preamble hereto.

“Merger Agreement” has the meaning set forth in the recitals hereto.

“Person” means any individual, firm, limited liability company or partnership, joint venture, corporation, joint stock company, trust or unincorporated organization, incorporated or unincorporated association, government (or any department, agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Prospectus” means the prospectus included in the Shelf Registration Statement or any other Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments, and all other material incorporated by reference in such prospectus.

“Qualified Secondary Underwritten Offering” has the meaning set forth in Section 2.1(c).

“Registrable Securities” means any shares of Common Stock issued to a Shareholder pursuant to the Merger Agreement, upon original issuance thereof and at all times subsequent thereto, or any securities that may be issued or distributed or be issuable in respect of any Registrable Securities by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction; provided, however, that any such Registrable Securities shall cease to be Registrable Securities to the extent (i) the Shelf Registration Statement or any other Registration Statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in the Shelf Registration Statement or such other Registration Statement, (ii) such Registrable Securities have been distributed pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act or are saleable pursuant to Rule 144(k) promulgated by the SEC pursuant to the Securities Act, (iii) such Registrable Securities shall have been otherwise transferred and new certificates for them not bearing a legend restricting transfer under the Securities Act shall have been delivered by the Company and such securities may be publicly resold without Registration under the Securities Act or (iv) such Registrable Securities are sold to the Company.

“Registration” means a registration with the SEC of the Company’s securities for offer and sale to the public under the Shelf Registration Statement or any other Registration Statement. The terms “Register” and “Registering” shall have a correlative meaning.

“Registration Expenses” has the meaning set forth in Section 2.8.

“Registration Period” has the meaning set forth in Section 2.1(d).

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Reis” has the meaning set forth in the recitals hereto.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Shareholder and Shareholders” each have the meaning set forth in the preamble hereto.

“Shelf Registration Period” has the meaning set forth in Section 2.1(d).

“Shelf Registration Statement” means a Registration Statement on Form S-3 or any other appropriate form under Rule 415 of the Securities Act (or any similar rule that may be adopted by the SEC from time to time), providing for the resale of Registrable Shares held by the Shareholders.

“Shelf Registration Suspension” has the meaning set forth in Section 2.1(d).

“Underwritten Offering” means a Registration in which securities of the Company are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

1.2.        General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole (including the exhibits, schedules and disclosure statements hereto), and references herein to Sections refer to Sections of this Agreement.

SECTION 2

REGISTRATION RIGHTS

2.1.        Required Shelf Registration. At any time following 90 days prior to the third anniversary of the date of this Agreement, the Shareholders shall have the right to request in writing that the Company (i) prepare and file the Shelf Registration Statement with the SEC as soon as reasonably practicable but no later than the date that is 90 days after the date such request is received by the Company; and (ii) maintain the effectiveness of the Shelf Registration Statement until the earliest to occur of: (A) the completion of the distribution of the Registrable Shares covered by the Shelf Registration Statement in accordance with the intended methods of distribution by the Shareholders as set forth in the Shelf Registration Statement, (B) the date upon which all the Registrable Shares covered by the Shelf Registration Statement have been distributed pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act or are saleable pursuant to Rule 144(k) promulgated by the SEC pursuant to the Securities Act, (C) the second anniversary of the date on which the Shelf Registration Statement first became effective, and (D) the date upon which the Shareholders collectively hold less than 10% of Registrable Shares outstanding on the date hereof.

(a)          The Company shall (i) notify each Shareholder of the proposed filing of the Shelf Registration Statement with the SEC at least 30 days prior to the proposed filing date of the Shelf Registration Statement and (ii) afford each Shareholder with the opportunity to include all or any part of the Registrable Shares then owned by such Shareholder in the Shelf Registration Statement.

(b)          In order to exercise a Shareholder’s right to include all or any part of the Registrable Shares then owned by him, such Shareholder shall (i) notify the Company of the number of Registrable Shares such Shareholder wishes to include in the Shelf Registration Statement and complete and sign the selling shareholder questionnaire, which shall be in customary form, included in the notice described in Section 2.1(a) hereof within twenty (20)

days after the Company gives such notice and (ii) furnish to the Company such information as the Company shall reasonably request in accordance with Section 2.5(b). No Shareholder shall be entitled to be named as a selling shareholder in the Shelf Registration Statement or use the Prospectus forming a part thereof unless such Shareholder complies with this Section 2.1(b).

(c)          If any Shareholder proposes to distribute his Registrable Shares pursuant to the Shelf Registration Statement in an underwritten offering (a “Qualified Secondary Underwritten Offering”), the Company agrees to use its reasonable best efforts to effect the registration and the sale of the Registrable Shares pursuant to two (2) Qualified Secondary Underwritten Offerings, and pursuant thereto the Company shall comply with the registration procedures set forth herein with respect to Underwritten Offerings.

(d)          Effective Registration. The Company shall be deemed to have effected a Registration for purposes of this Section 2.1 if the Shelf Registration Statement is declared effective by the SEC and remains effective for the period specified in Section 2.1 above or, if such Shelf Registration Statement relates to a Qualified Secondary Underwritten Offering, such longer period as in the opinion of counsel for the underwriter or underwriters a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer (the applicable period, the “Shelf Registration Period”). No Registration shall be deemed to have been effective if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such Registration are not satisfied by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement by the Company. Notwithstanding any provision herein to the contrary, if during the Shelf Registration Period such Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, the Company agrees that it shall extend the period of time during which such Shelf Registration Statement shall be maintained effective pursuant to this Agreement by one times the number of days such interference is sustained.

(e)          Delay in Filing; Suspension of Registration. (i) If the filing, initial effectiveness or continued use of the Shelf Registration Statement at any time would require the Company to make an Adverse Disclosure, (ii) the Company is engaged, or has fixed plans to engage within thirty (30) days of the time of such request, in a firm commitment underwritten offering of its securities, or (iii) the Board of Directors of the Company reasonably determines that such registration and offering would interfere with any material transaction involving the Company, the Company may, upon giving prompt written notice of such action to the Shareholders, delay the filing or initial effectiveness of, or suspend use of, the Shelf Registration Statement (a “Shelf Registration Suspension”); provided, however, that the Company shall not be permitted to exercise a Shelf Registration Suspension (A) more than once during any period in which the Shelf Registration Statement is effective, or (B) for a period exceeding 90 days on any one occasion. Notwithstanding the foregoing, no such delay shall exceed such number of days that the Company determines in good faith to be reasonably necessary. In the case of a Shelf Registration Suspension, the Shareholders agree to suspend use of the applicable Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall (1) immediately notify the Shareholders upon the termination of any Shelf Registration Suspension, (2) amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission therein, and (3) furnish to the Shareholders such numbers of copies of the Prospectus as so amended or supplemented as the Shareholders may reasonably request. The limitation on the obligation of the Company to maintain effectiveness of the Shelf Registration Statement imposed by Section 2.1(ii)(C) shall be extended by the number of days of any Shelf Registration Suspension.

(f)           Notwithstanding the foregoing provisions of this Section 2.1, in the event that on the date that the Shareholders request that the Company prepare and file the Shelf Registration Statement in accordance with this Section 2.1 the Company is not eligible to use a Registration Statement on Form S-3 under the Securities Act pursuant to the rules and regulations of the SEC, then the Company shall not be required to prepare and file the Shelf Registration Statement and the Shareholders will have the right to Demand Registrations (as hereinafter defined) in accordance with Section 2.2.

2.2.        Request. If (and only if) the Company is not required to file the Shelf Registration Statement pursuant to Section 2.1(e), or if the Shelf Registration Statement ceases to be effective during the Shelf Registration Period, as such period may be extended pursuant to this Agreement, then each Shareholder shall have the right to request that the Company file a Registration Statement with the SEC on the appropriate registration form for all or part of the Registrable Securities held by such Shareholder, by delivering a written request thereof to the Company specifying the number of shares of Registrable Securities such Shareholder wishes to register (a “Demand Registration”), provided, however, that the aggregate number of Registrable Securities to be registered pursuant to such Demand Registration constitutes at least 250,000 shares of Common Stock. The Company shall use its commercially reasonable efforts to file the Registration Statement within 60 days and to cause the Registration Statement to become effective in respect of each Demand Registration in accordance with the intended method of distribution set forth in the written request delivered by the Shareholder as expeditiously as possible.

(a)          Limitations on Demand Registration Requests. Subject to Section 2.2(a), the Company shall only be required to effect a maximum of two Demand Registrations for the Shareholders collectively; provided, however, that the Company shall not be required to file (x) more than one such Demand Registration in any twelve-month period; or (y) any such Demand Registration within 120 days following the date of effectiveness of any registration statement relating to a Demand Registration.

(b)          Effective Registration. The Company shall be deemed to have effected a Registration for purposes of this Section 2.2 if the Registration Statement is declared effective by the SEC and remains effective for not less than 120 days (or such shorter period as will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn or are no longer Registrable Securities) or, if such Registration Statement relates to an Underwritten Offering, such longer period as in the opinion of counsel for the underwriter or underwriters a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer (the applicable period, the “Demand Registration Period”). No Registration shall be deemed to have been effective if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such Registration are not satisfied by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement by the Company. Notwithstanding any provision herein to the contrary, if during the Registration Period such Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, the Company agrees that it shall extend the period of time during which such Registration Statement shall be maintained effective pursuant to this Agreement by one times the number of days such interference is sustained.

(c)          Delay in Filing; Suspension of Registration. (i) If the filing, initial effectiveness or continued use of such Registration Statement at any time would require the Company to make an Adverse Disclosure, or (ii) the Company is engaged, or has fixed plans to engage within 30 days of the time of such request, in a firm commitment underwritten offering of its securities, the Company may, upon giving prompt written notice of such action to the Shareholders, delay the filing or initial effectiveness of, or suspend use of, the Registration Statement (a “Demand Registration Suspension”); provided, however, that the Company shall not be permitted to exercise a Demand Registration Suspension (A) more than once during any period in which a Demand Registration is effective, or (B) for a period exceeding 60 days on any one occasion. Notwithstanding the foregoing, no such delay shall exceed such number of days that the Company determines in good faith to be reasonably necessary. In the case of a Demand Registration Suspension, the Shareholders agree to suspend use of the applicable Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall (1) immediately notify the Shareholders upon the termination of any Demand Registration Suspension, (2) amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission therein, and (3) furnish to the Shareholders such numbers of copies of the Prospectus as so amended or supplemented as the Shareholders may reasonably request. The effectiveness period for any Demand Registration for which the Company has exercised a Demand Registration Suspension shall be increased by the period of time such Registration Suspension is in effect.

(d)          Underwritten Offering. If either Shareholder whose Registrable Securities are included in any offering pursuant to a Registration Statement so elects, such offering of Registrable Securities shall be in the form of an Underwritten Offering, and the Company shall amend or supplement the Registration Statement for such purpose. The Shareholder with such Registrable Securities included in such Underwritten Offering shall have the right to select the managing underwriter or underwriters to administer such offering; provided that such managing underwriter or underwriters shall be reasonably acceptable to the Company.

(e)          Priority of Securities Registered. If the managing underwriter or underwriters of a proposed Underwritten Offering of Registrable Securities included in a Registration pursuant to this Section 2.2 informs the Shareholders with Registrable Securities in such Registration of such class of Registrable Securities in writing that, in its or their opinion, the number of securities requested to be included in such Registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the Shareholders shall have the right to (i) request the number of Registrable Securities to be included in such Registration be allocated pro rata among the Shareholders to the extent necessary to reduce the total number of Registrable Securities to be included in such offering to the number recommended by the managing underwriter or underwriters, provided that any securities thereby allocated to an Shareholder that exceed such Shareholder’s request shall be reallocated among the remaining Shareholder in like manner or (ii) notify the Company in writing that the Registration Statement shall be abandoned or withdrawn, in which event the Company shall abandon or withdraw such Registration Statement. In the event a Shareholder notifies the Company that such Registration Statement shall be abandoned or withdrawn and said Shareholder pays the costs and expenses of the Company incurred to date in connection with such Registration Statement, then said Shareholder shall not be deemed to have requested a Demand Registration pursuant to Section 2.2(a) and the Company shall not be deemed to have effected a Demand Registration pursuant to Section 2.2(b). If the underwriter has not limited the number of shares to be underwritten, the Company may include its securities for its own account in such registration if the underwriter so agrees and if the number of Registrable Securities that would otherwise have been included in such registration and underwriting will not be limited thereby.

2.3.	Piggyback Registrations.

(a)          Participation. If the Company at any time proposes to file a Registration Statement under the Securities Act with respect to any offering of its securities for its own account and/or for the account of any other Persons (a “Company Public Sale”) (other than (i) a Registration under Sections 2.1 or 2.2 hereof or (ii) Registrations made on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public) then, as soon as practicable (but in no event less than 15 days prior to the proposed date of filing such Registration Statement), the Company shall give written notice of such proposed filing to each Shareholder, and such notice shall offer the Shareholders the opportunity to Register under such Registration Statement such number of Registrable Securities as each such Shareholder may request in writing (a “Piggyback Registration”). Subject to Section 2.3(b), the Company shall include in such Registration Statement all such Registrable Securities which are requested to be included therein within 15 days after the receipt of any such notice; provided, however, that if, at any time after giving written notice of its intention to Register any securities and prior to the effective date of the Registration Statement filed in connection with such Registration, the Company shall determine for any reason not to Register or to delay Registration of such securities, the Company may, at its election, give written notice of such determination to each Shareholder and, thereupon, (i) in the case of a determination not to Register, shall be relieved of its obligation to Register any Registrable Securities in connection with such Registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any Shareholder to request that such Registration be effected as a Demand Registration under Section 2.2, and (ii) in the case of a determination to delay Registering, shall be permitted to delay Registering any Registrable Securities, for the same period as the delay in Registering such other securities. No registration effected under this Section 2.3 shall relieve the Company of its obligation to effect any Demand Registration under Section 2.2 or to prepare, file and maintain the effectiveness of the Shelf Registration Statement pursuant to Section 2.1. If the offering pursuant to such Registration Statement is to be underwritten, then each Shareholder making a request for a Piggyback Registration pursuant to this Section 2.3(a) shall, and the Company shall make such arrangements with the underwriters so that each such Shareholder may, participate in such Underwritten Offering. If the offering pursuant to such Registration Statement is to be on any other basis, then each Shareholder making a request for a Piggyback Registration pursuant to this Section 2.3(a) shall, and the

Company will make such arrangements so that each such Shareholder may, participate in such offering on such basis.

(b)          Right to Withdraw. Each Shareholder shall have the right to withdraw his request for inclusion of his Registrable Securities in any Underwritten Offering pursuant to this Section 2.3(b) at any time prior to the execution of an underwriting agreement with respect thereto by giving written notice to the Company of his request to withdraw and, subject to the preceding clause, each Shareholder shall be permitted to withdraw all or part of such Shareholder’s Registrable Securities from a Piggyback Registration at any time prior to the effective date thereof; provided, however, no Shareholder may elect to withdraw if, in the opinion of the counsel to the Company, such withdrawal would cause the Company to recirculate a preliminary prospectus to prospective investors in such Underwritten Offering.

(c)          Plan of Distribution. Any participation by a Shareholder in a Registration shall be in accordance with the Company’s plan of distribution.

(d)          Priority of Piggyback Registration. If the managing underwriter or underwriters of any proposed Underwritten Offering of a class of Registrable Securities included in a Piggyback Registration informs the Company and Shareholders in writing that, in its or their opinion, the number of securities of such class which such Shareholder and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be (i) first, the securities proposed to be included therein by the Company, and (ii) second, the Registrable Securities requested to be included in such Registration by the participating Shareholders, with such number to be allocated pro rata among the Shareholders based on the relative number of Registrable Securities of such class then held by each such Shareholder (provided that any securities thereby allocated to a Shareholder that exceed such Shareholder’s request shall be reallocated among the remaining requesting Shareholders in like manner).

2.4.        Black-Out Periods. In the event of a public sale of the Company’s equity securities by the Company in an Underwritten Offering, the Shareholders agree, if requested by the managing underwriter or underwriters in such Underwritten Offering, not to effect any public sale or distribution of any securities (except, in each case, as part of the applicable Registration, if permitted) that are the same as or similar to those being Registered in connection with such Company Public Sale, or any securities convertible into or exchangeable or exercisable for such securities, during the period beginning 7 days before, and ending 180 days (or such lesser period as may be permitted by the Company or such managing underwriter or underwriters) after, the effective date of the Registration Statement or the Shelf Registration Statement, as applicable, filed in connection with such Registration, to the extent timely notified in writing by the Company or the managing underwriter or underwriters.

2.5.	Registration Procedures.

(a)          In connection with the Company’s Registration obligations under Sections 2.1, 2.2, and 2.3 hereof, the Company will use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Company will:

(i)           prepare the required Registration Statement or Shelf Registration Statement, as applicable, including, without limitation, all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing with the SEC the Shelf Registration Statement, any other Registration Statement or Prospectus, or any amendments or supplements thereto, (x) furnish to the underwriters, if any, and to the Shareholders, copies of all documents prepared to be filed, which documents will be subject to the review of such underwriters and such Shareholders and their respective counsel, and (y) not file with the SEC any Registration Statement, Shelf Registration Statement or Prospectus or amendment or supplements thereto to which any participating Shareholder or underwriters, if any, shall reasonably object;

(ii)          prepare and file with the SEC such amendments and post-effective amendments to the Shelf Registration Statement or such other Registration Statement and supplements to the Prospectus as may be (y) reasonably requested by any participating Shareholder (to the extent such request relates to information relating to such Shareholder), or (z) necessary to keep such Registration effective for the period of time required by this Agreement in case of a Registration under Sections 2.1 or 2.2, as applicable, and, in case of a Registration under Section 2.3, for the period necessary for the distribution of securities in accordance with the intended manner of distribution and in order to comply with all requirements of the Securities Act;

(iii)        notify the participating Shareholders and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (A) when the Shelf Registration Statement or other applicable Registration Statement or any amendment thereto has been filed or becomes effective, when the applicable Prospectus or any amendment or supplement to such Prospectus has been filed, (B) any request by the SEC or any other federal or state governmental authority for amendments or supplements to the Shelf Registration Statement or such other Registration Statement or such Prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of the Shelf Registration Statement, such other Registration Statement or any order preventing or suspending the use of any preliminary or final Prospectus or the initiation or threatening of any proceedings for such purposes, and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(iv)         promptly notify each selling Shareholder and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the Shelf Registration Statement, other applicable Registration Statement or the Prospectus included in the Shelf Registration Statement or such other Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus and any preliminary Prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement the Shelf Registration Statement, such other Registration Statement or Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, use commercially reasonable efforts to prepare and file with the SEC, and furnish without charge to the selling Shareholder and the managing underwriter or underwriters, if any, an amendment or supplement to the Shelf Registration Statement, such other Registration Statement or Prospectus which will correct such statement or omission or effect such compliance;

(v)          use its commercially reasonable efforts to prevent or obtain the withdrawal of any stop order or other order suspending the use of any preliminary or final Prospectus;

(vi)         promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters and the Shareholders agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and use commercially reasonable efforts to make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(vii)       furnish to each selling Shareholder and each underwriter, if any, without charge, at least one conformed copy as such Shareholder or underwriter may reasonably request of the Shelf Registration Statement, other applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules;

(viii)      deliver to each selling Shareholder and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Shareholder or underwriter may reasonably request (it being understood that the Company consents to the use of such Prospectus or any amendment or supplement thereto by each selling Shareholder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto) in order to facilitate the disposition of the Registrable Securities by such Shareholder or underwriter;

(ix)         on or prior to the date on which the Shelf Registration Statement other applicable Registration Statement is declared effective, use its commercially reasonable efforts to register or qualify, and cooperate with each selling Shareholder, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction of the United States as any selling Shareholder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for so long as the Shelf Registration Statement or such other Registration Statement is required to be kept effective pursuant to Sections 2.1(a) and 2.2(c), respectively, and so as to permit the continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution of the

Registrable Securities covered by the Shelf Registration Statement or other Registration Statement, as applicable, provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(x)          in connection with any sale of Registrable Securities that will result in such securities no longer being Registrable Securities, cooperate with each selling Shareholder of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and to register such Registrable Securities in such denominations and such names as such selling Shareholder or the underwriter(s), if any, may request at least two business days prior to such sale of Registrable Securities;

(xi)         not later than the effective date of the Shelf Registration Statement or other applicable Registration Statement, provide a CUSIP number for all Registrable Securities and, if necessary, provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;

(xii)       in the case of an Underwritten Offering or a Qualified Secondary Underwritten Offering, use commercially reasonable efforts to obtain for delivery to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Company dated the date of the closing under the underwriting agreement, in customary form, scope and substance, which counsel and opinions shall be reasonably satisfactory to such underwriters, as the case may be, and their respective counsel;

(xiii)      in the case of an Underwritten Offering or a Qualified Secondary Underwritten Offering, obtain for delivery to the Company and the managing underwriter or underwriters, with copies to each selling Shareholder, a cold comfort letter from the Company’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(xiv)      use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, as soon as reasonably practicable (but not more than 15 months) after the effective date of the applicable Registration Statement, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(xv)        provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the Shelf Registration Statement or other applicable Registration Statement from and after a date not later than the effective date of the Shelf Registration Statement or such other Registration Statement;

(xvi)      cause all Registrable Securities covered by the Shelf Registration Statement or other applicable Registration Statement to be listed on each securities exchange on which any of the Company’s securities are then listed or quoted and on each inter-dealer quotation system on which any of the Company’s securities are then quoted;

(xvii)     provide (A) each Shareholder participating in the Registration, (B) the underwriters (which term, for purposes of this Agreement, shall include a Person deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act), if any, of the Registrable Securities to be registered, (C) the sale or placement agent therefor, if any, (D) counsel for such underwriters or agent, and (E) any attorney, accountant or other agent or representative retained by such Shareholder or any such underwriter, as selected by such Shareholder, the opportunity to participate in the preparation of the Shelf Registration Statement or such other Registration Statement, each prospectus included therein or filed with the SEC, and each amendment or supplement thereto; and for a reasonable period prior to the filing of such registration statement, and throughout the period specified in Sections 2.1(d) and 2.2(b), make available upon reasonable notice at reasonable times and for reasonable periods for inspection by the parties referred to in (A) through (E) above, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Person in connection with the Shelf Registration Statement or such other Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility; provided, however, that such records, documents or information that the Company determines, in good faith, to be confidential and with respect to which the Company notifies the foregoing parties in advance of such confidential nature, shall not be disclosed by the foregoing parties unless (i) the disclosure of such records, documents or information is necessary to avoid or correct a material misstatement or omission in the Shelf Registration Statement or such other Registration Statement, (ii) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (iii) such records, documents or information have been generally made available to the public; and

(xviii)   in the case of an Underwritten Offering or Qualified Secondary Underwritten Offering, cause the senior executive officers of the Company to reasonably facilitate, cooperate with and participate in each proposed offering contemplated herein and in customary and reasonable selling efforts related thereto.

(b)          The Company may require each Shareholder to furnish to the Company such material information regarding the proposed distribution by such Shareholder of such Registrable Securities as the Company may from time to time reasonably request in writing or as shall be required to effect the registration of the Registrable Securities, and no Shareholder shall be entitled to be named as a selling shareholder in the Shelf Registration Statement or any other Registration Statement and no Shareholder shall be entitled to use the Prospectus forming a part thereof if such Shareholder does not provide such information to the Company. Each participating Shareholder further agrees to furnish promptly to the Company in writing all information reasonably required from time to time to make the information previously furnished by such Shareholder not inaccurate or misleading.

(c)          Each Shareholder agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.5(a)(iv) hereof, such Shareholder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement or such other Registration Statement until such Shareholder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.5(a)(iv) hereof, or until such Shareholder is advised in writing by the Company that the use of the Prospectus may be resumed, and if so directed by the Company, such Shareholder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Shareholder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period during which the Shelf Registration Statement or other applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by the Shelf Registration or such other Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section 2.5(a)(iv) hereof or is advised in writing by the Company that the use of the Prospectus may be resumed.

2.6.	Underwritten Offerings.

(a)          Underwriting Agreements. If requested by the underwriters for any Underwritten Offering requested by Shareholders pursuant to a Registration under Section 2.2 or Qualified Secondary Underwritten Offering under Section 2.1, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, each Shareholder with Registrable Securities to be included in such Underwritten Offering or Qualified Secondary Underwritten Offering, and the underwriters. Such agreement shall contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities no less favorable to the recipient thereof than those provided in Section 2.9. Each Shareholder with Registrable Securities to be included in any Underwritten Offering or Qualified Secondary Underwritten Offering by such underwriters shall enter into such underwriting agreement at the request of the Company. All of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Shareholders and any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall be conditions precedent to the obligations of such Shareholders. Notwithstanding the foregoing, (x) no Shareholder shall be required in any such underwriting agreement to make any representations or warranties to, or agreements with, the Company or the underwriters other than representations, warranties or agreements regarding such Shareholder, such Shareholder’s Registrable Securities, such Shareholder’s intended method of distribution and any representations required by law, and (y) the liability of each such Shareholder to any underwriter under such underwriting agreement will be limited to liability arising from misstatements or omissions regarding such Shareholder and its intended method of distribution and any such liability shall not exceed an amount equal to the amount of net proceeds such Shareholder derives from such registration; provided, however, that in an offering by the Company in which any Shareholder requests to be included in a Piggyback Registration, the Company shall use its commercially reasonable efforts to arrange the terms of the offering such that the provisions set forth in clauses (x) and (y) of this Section 2.6 are true.

(b)          Participation In Underwritten Registrations. No Shareholder may participate in any Underwritten Offering or Qualified Secondary Underwritten Offering hereunder unless such Shareholder (i) agrees to sell such Shareholder’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

2.7.         No Inconsistent Agreements; Additional Rights. The Company will not hereafter, without the written consent of each Shareholder, enter into, and is not currently a party to, any agreement with respect to its securities which is inconsistent with the rights granted to the Shareholders by this Agreement.

2.8.        Registration Expenses Paid By Company. All expenses incident to the Company’s performance of or compliance with this Agreement will be paid by the Company, including, without limitation, (a) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC, Nasdaq, or AMEX or any other exchange where the securities are listed, (b) all fees and expenses in connection with compliance with state securities or “Blue Sky” laws, (c) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (d) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (e) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice, (f) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (g) reasonable fees and disbursements of one law firm or other counsel selected by the Shareholders of a majority of the Registrable Securities being Registered, not to exceed, in any case, $40,000, (h) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (i) all fees and expenses of any special experts or other Persons retained by the Company in connection with any Registration, and (j) all of the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties); provided, however, that the Company shall not be required to pay for any expenses of any Registration begun pursuant to Section 2.1 or Section 2.2, as applicable, if such request is subsequently withdrawn by the participating Shareholders (in which case all participating Shareholders shall bear such expenses), unless the Shareholder making such demand agrees to forfeit their right to one (1) demand registration to which they are entitled pursuant to Section 2.2. All expenses described in clause (a) through (j) of this Section 2.7 are referred to herein as “Registration Expenses.” The Company shall not be required to pay any fees and disbursements of underwriters not customarily paid by the issuers of securities, including underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities.

2.9.	Indemnification.

(a)         Indemnification by Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Shareholder, his Affiliates and their respective officers, directors, shareholders, employees, advisors, and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons from and against any and all losses, claims, damages, liabilities (or actions or proceedings in respect thereof, whether or not such indemnified party is a party thereto) and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss” and collectively “Losses”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in the Shelf Registration Statement or any other Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that the Company shall not be liable to any particular indemnified party in any such case (A) to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement or any other such Registration Statement in reliance upon and in conformity with written information furnished to the Company by a Shareholder expressly for use in the preparation thereof, (B) for any amounts paid in settlement of any such Loss if such settlement is effected without the consent of the Company, or (C) if and to the extent that, in the case of a sale directly by a Shareholder (including a sale of such Registrable Securities through any underwriter retained by such Shareholder to engage in a distribution solely on behalf of such Shareholder) such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary Prospectus and corrected in a final or amended Prospectus, and such Shareholder failed to deliver a copy of the final or amended Prospectus at or prior to the confirmation of the sale of Registrable Securities to the Person asserting any such Loss in any case where such delivery is required by the Securities Act or any state securities laws. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Shareholder or any indemnified party and shall survive the transfer of such securities by such Shareholder.

(b)          Indemnification by the Selling Shareholder. Each selling Shareholder agrees (severally and not jointly) to indemnify and hold harmless, to the full extent permitted by law, the Company, its Affiliates, and their respective directors, officers, shareholders, employees, advisors, agents, each Person who controls the Company (within the meaning of the Securities Act and the Exchange Act) and each other Shareholder from and against any Losses resulting from (i) any untrue or alleged untrue statement of a material fact contained in the Shelf Registration Statement or any other Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that the selling Shareholders shall not be liable to any particular indemnified party in any such case (A) to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement or any other such Registration Statement in reliance upon and in conformity with written information furnished to the Company by a party other than the Shareholders expressly for use in the preparation thereof, (B) for any amounts paid in settlement of any such Loss if such settlement is effected without the consent of the Shareholders, or (C) if and to the extent that, in the case of a sale directly by a Shareholder (including a sale of such Registrable Securities through any underwriter retained by such Shareholder to engage in a distribution solely on behalf of such Shareholder) such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary Prospectus and corrected in a final or amended Prospectus, and the Company failed to deliver to such Shareholder a copy of the final or amended Prospectus at or prior to the confirmation of the sale of Registrable Securities to the Person asserting any such Loss in any case where such delivery is required by the Securities Act or any state securities laws. In no event shall the liability of any selling Shareholder hereunder be greater in amount than the dollar amount of the net proceeds received by such Shareholder under the sale of the Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above (with appropriate modification) with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus, the Shelf Registration Statement or other Registration Statement. Each Shareholder also shall indemnify any underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Company.

(c)          Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (C) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (D) in the reasonable judgment of any such Person, based upon advice of its counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent, but such consent may not be unreasonably withheld; provided, that an indemnifying party shall not be required to consent to any settlement involving the imposition of equitable remedies or involving the imposition of any material obligations on such indemnifying party other than financial obligations for which such indemnified party will be indemnified hereunder. If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the indemnified party, such consent not to be unreasonably withheld. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time from all such indemnified party or parties unless (x) the employment of more than one counsel has been authorized in writing by the indemnified party or parties, (y) an indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties or (z) a conflict or potential conflict exists or may exist (based on advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

(d)          Contribution. If for any reason the indemnification provided for in paragraphs (a) and (b) of this Section 2.9 is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by paragraphs (a) and (b) of this Section 2.9, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Notwithstanding anything in this Section 2.9(d) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 2.9(d) to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the Losses of the indemnified parties relate exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.9(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. If indemnification is available under this Section 2.9, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 2.9(a) and 2.9(b) hereof without regard to the relative fault of said indemnifying parties or indemnified party.

2.10.      Reporting Requirements; Rules 144 and 144A. From and after the date hereof, the Company shall use its best efforts to be and remain in compliance with the periodic filing requirements imposed under the SEC’s rules and regulations, including the Exchange Act, and any other applicable laws or rules, and thereafter shall timely file such information, documents and reports as the SEC may require or prescribe under Section 13 or 15(d) (whichever is applicable) of the Exchange Act. If the Company is not required to file such reports, it will, upon the request of any Shareholder, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rules 144, 144A or Regulation S under the Securities Act, and it will take such further action as any Shareholder may reasonably request, all to the extent required from time to time to enable such Shareholder to sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by (i) Rules 144, 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. From and after the date hereof, the Company shall forthwith upon request furnish any Shareholder (a) a written statement by the Company as to whether it has complied with such requirements and, if not, the specifics thereof, (b) a copy of the most recent annual or quarterly report of the Company, and (c) such other reports and documents filed by the Company with the SEC as such Shareholder may reasonably request in availing itself of an exemption for the sale of Registrable Securities without registration under the Securities Act.

SECTION 3

MISCELLANEOUS

3.1.        Term. This Agreement shall terminate upon the Registration of all the Registrable Securities, except for the provisions of Sections 2.9 and 2.10 and all of this Section 3, which shall survive any such termination.

3.2.        Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damage that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including, without limitation, specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

3.3.        Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

3.4.         Notices. All notices, other communications or documents provided for or permitted to be given hereunder, shall be made in writing and shall be given either personally by hand-delivery, by facsimile transmission, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery:

(a)	if to the Company:

Wellsford Real Properties, Inc. 535 Madison Avenue, 26th Floor New York, NY 10022
	Attention:	Mark Cantaluppi
	Facsimile:	(212) 838-3400
	Telephone:	(212) 421-7244

with copies to:

King & Spalding LLP 1185 Avenue of the Americas New York, NY 10036-4003
	Attention:	Michael J. O’Brien
Stephen M. Wiseman
	Facsimile:	(212) 556-2222
	Telephone:	(212) 556-2100

(b)	if to the Shareholders:

Mr. Lloyd Lynford 7 Quaker Hill Court East Croton-On-Hudson, NY 10520
Facsimile:
Telephone:

Mr. Jonathan Garfield 1 Hudson Street, Apt. 5 New York, NY 10013
Facsimile:
Telephone:

with copies to:

Bryan Cave LLP 1290 Avenue of the Americas New York, New York 10104
Attention:	Renée E. Frost
Facsimile:	(212) 541-4630
Telephone:	(212) 541-2000

Each Shareholder, by written notice given to the Company in accordance with this Section 3.4 may change the address to which notices, other communications or documents are to be sent to such Shareholder. All notices, other communications or documents shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) when receipt is acknowledged in writing by addressee, if by facsimile transmission; (iii) five business days after being deposited in the mail, postage prepaid, if mailed by first class mail; and (iv) on the first business day with respect to which a reputable air courier guarantees delivery; provided, however, that notices of a change of address shall be effective only upon receipt.

3.5.         Successors, Assigns and Transferees. This Agreement may not be assigned by the Shareholders without the prior written consent of the Company, except that Shareholders may assign this Agreement solely for estate and tax planning purposes to the extent that such Shareholder is assigning Registrable Shares; provided, however, that any assignee agree in writing to expressly assume all obligations of Shareholders under this Agreement. Subject to the foregoing, all of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

3.6.        GOVERNING LAW; SERVICE OF PROCESS; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

(a)          To the fullest extent permitted by applicable law, each party hereto (i) agrees that any claim, action or proceeding by such party seeking any relief whatsoever arising out of, or in connection with, this Agreement or the transactions contemplated hereby shall be brought only in the United States District Court for the Southern District of New York and in any New York State court located in the Borough of Manhattan and not in any other State or Federal court in the United States of America or any court in any other country, (ii) agrees to submit to the exclusive jurisdiction of such courts located in the State of New York for purposes of all legal proceedings arising out of, or in connection with, this Agreement or the transactions contemplated hereby, and (iii) irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

3.7.        Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

3.8.         Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained therein.

3.9.	Amendment; Waiver.

(a)          This Agreement may not be amended or modified and waivers and consents to departures from the provisions hereof may not be given, except by an instrument or instruments in writing making specific reference to this Agreement and signed by the Company, and the Shareholders.

(b)          The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

3.10.      Counterparts. This Agreement may be executed in any number of separate counterparts and by the parties hereto in separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

3.11.      Availability of Agreement. For so long as this Agreement shall be in effect, this Agreement shall be made available for inspection by each Shareholder upon request at the principal executive offices of the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

/s/ Lloyd Lynford
Lloyd Lynford

/s/ Jonathan Garfield
Jonathan Garfield

WELLSFORD REAL PROPERTIES, INC.

By:	/s/ Mark P. Cantaluppi
	Name:	Mark P. Cantaluppi
	Title:	CFO & Vice President

[Signature Page to Registration Rights Agreement]